AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998

                                                      REGISTRATION NO. 333-51609
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                               AMENDMENT NO. 5 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  -------------

                                INDYMAC ABS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  -------------

          DELAWARE                                       APPLIED FOR
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  -------------

                                MICHAEL W. PERRY
                                  INDYMAC, INC.
                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  -------------

                                 WITH A COPY TO:
                              EDWARD J. FINE, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                                  -------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of the registration statement, as determined by market conditions.

                                  -------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                           PROPOSED          PROPOSED
                                                                           MAXIMUM           MAXIMUM                AMOUNT OF
TITLE OF EACH CLASS OF                                 AMOUNT TO BE        OFFERING PRICE    AGGREGATE              REGISTRATION
SECURITIES TO BE REGISTERED                            REGISTERED(1) (2)   PER UNIT(2)       OFFERING PRICE(2)      FEE
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates                              $1,800,000,000       100%              $1,800,000,000               (3)
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes                                     $200,000,000         100%              $200,000,000                 (3)
====================================================================================================================================

(1) This Registration Statement relates to the offering from time to time of $1,800,000,000 aggregate principal amount of Asset Backed Certificates and $200,000,000 aggregate principal amount of Asset Backed Notes and to any resales thereof in market making transactions by Countrywide Securities Corporation, an affiliate of the Registrant, to the extent required.
(2)      Estimated for the purpose of calculating the registration fee.
(3) A total registration fee of $595,295.00 (for all Asset Backed Certificate and Asset Backed Notes registered) was previously paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

         SEC registration fee...................................      $590,000
         Printing and engraving expenses........................       $40,000
         Legal fees and expenses................................       $75,000
         Trustee fees and expenses..............................       $25,000
         Accounting fees and expenses...........................       $30,000
         Rating agency fees.....................................       $80,000
         Miscellaneous..........................................       $10,000
                                                                     ---------

         Total..................................................      $850,000
                                                                     =========

----------
* All amounts except the SEC registration fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $150,000,000 of Securities registered hereby.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court may deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.


ITEM 16. EXHIBITS.

1.1     -- Form of Underwriting Agreement*
3.1     -- Certificate of Incorporation of the Registrant.*
3.2     -- By-laws of the Registrant.*
4.1     -- Form of Pooling and Servicing Agreement relating to Home Equity  Loan
                Asset Backed Certificates.*
4.2     -- Form  of  Pooling  and  Servicing  Agreement  relating   to  Mortgage
                Pass-Through Certificates.*
4.3     -- Form  of  Pooling  and  Servicing  Agreement relating to Manufactured
                Housing Asset Backed Certificates.*
4.4     -- Form of Trust Agreement.*
4.5     -- Form of Indenture.*
4.6     -- Form of Master Servicing Agreement.*
5.1(a)  -- Opinion of Brown & Wood LLP as to legality of the Securities**
5.1(b)  -- Opinion  of  Richards,  Layton  &  Finger  as  to the legality of the
                Securities**
8.1     -- Opinion of Brown & Wood LLP as to certain  tax matters  (included  in
                Exhibit 5.1(a))**
10.1    -- Form  of  Loan Purchase Agreement*
23.1(a) -- Consent of  Brown & Wood LLP  (included  in  Exhibits  5.1(a) and 8.1 hereof)**
23.1(b) -- Consent  of  Richards,  Layton  &  Finger (included in Exhibit 5.1(b)
                hereof) **

----------
*      Previously filed.
**    Filed herewith.


ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   Registration
                  Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it reasonably believes that the security rating requirement of Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and (ii) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California on the 21st day of August, 1998.


                                              IndyMac ABS, Inc.

                                              By  /s/  S. Blair Abernathy

                                              ..................................
                                              Name:  S. Blair Abernathy
                                              Title: Chairman of the Board,
                                              President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                    TITLE                              DATE
                 ---------                                    -----                              ----


           /s/ S. Blair Abernathy             Chairman of the Board, President              August 21, 1998
           ----------------------
             S. Blair Abernathy               and Director


           /s/ Carmella L. Grahn              First Vice President, Chief                   August 21, 1998
           ---------------------
             Carmella L. Grahn                Financial Officer and Principal
                                              Accounting Officer and Director


                     *                        General Counsel, Secretary                    August 21, 1998
       -----------------------------
               Gwen J. Eells                  and Director


                     *                        Director                                      August 21, 1998
       -----------------------------
             Jeffrey P. Grogin


                     *                        Director                                      August 21, 1998
       -----------------------------
                James Banks


        *By /s/ S. Blair Abernathy
            ------------------------
             S. Blair Abernathy
              Attorney-in-Fact


                                  EXHIBIT INDEX
 EXHIBIT
SEQUENTIAL
    NO.            DESCRIPTION OF EXHIBIT                                                      PAGE NUMBER
----------         ----------------------                                                      ------------
 1.1      --       Form of Underwriting Agreement*................................................
 3.1      --       Certificate of Incorporation of the Registrant*................................
 3.2      --       By-laws of the Registrant*.....................................................
 4.1      --       Form of Pooling and Servicing Agreement relating to Home Equity
                   Loan Asset Backed Certificate*.................................................
 4.2      --       Form of Pooling and Servicing Agreement relating to Mortgage
                   Pass-Through Certificates*.....................................................
 4.3      --       Form of Pooling and Servicing Agreement relating to Manufactured
                   Housing Asset Backed Certificates*.............................................
 4.4      --       Form of Trust Agreement*.......................................................
 4.5      --       Form of Indenture*.............................................................
 4.6      --       Form of Master Servicing Agreement*............................................
 5.1(a)   --       Opinion of Brown & Wood LLP as to legality of the Securities**.................
 5.1(b)   --       Opinion of Richards, Layton & Finger as to legality of the Securities**........
 8.1      --       Opinion of Brown & Wood LLP as to certain tax matters
                   (included in Exhibit 5.1(a))**.................................................
 10.1     --       Form of Loan Purchase Agreement*...............................................
 23.1(a)  --       Consent of Brown & Wood LLP (included in Exhibits 5.1(a) and 8.1)**............
 23.1(b)  --       Consent of Richards, Layton & Finger (included in Exhibits 5.1(b) hereof)**....

-----------
*    Previously filed.
**   Filed herewith.